                               SENIOR MANAGEMENT AGREEMENT

     THIS AGREEMENT is made as of December 3, 1993, between American Medserve Corporation, a Delaware corporation (the "Company"), and Timothy L. Burfield ("Executive").

     The Company and Executive desire to enter into an agreement pursuant to which Executive will purchase, and the Company will sell the number of shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common") determined in accordance with Section 1(a) below. All of such shares of Class B Common and all shares of Class B Common hereafter acquired by Executive pursuant to this Agreement are referred to herein as "Executive Stock." Certain definitions are set forth in Section 17 of this Agreement.

     The execution and delivery of this Agreement by the Company and Executive is a condition to the purchase of shares of the Class B Common and the Company's Class A Common Stock, par value $.01 per share (the "Class A Common"), by Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Investor"), pursuant to an equity purchase agreement between the Company and the Investor dated as of the date hereof (the "Equity Purchase Agreement"). Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investor, and the Investor is an intended third party beneficiary of this Agreement.

     The parties also desire to enter into an agreement pursuant to which Executive shall be employed by the Company as the Company's President and Chief Executive Officer.

     The parties hereto agree as follows:

        PROVISIONS RELATING TO EXECUTIVE STOCK

     1.  PURCHASE AND SALE OF EXECUTIVE STOCK

        (a) Executive hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Executive, an amount of Class B Common determined in accordance with the following formulae:

        (i) If the Original Investment is less than $12.5 million:

                [  11             .21 x Original Investment     ]
                [ ----     x      --------------------------    ]   + 10
                [  21                      .79                  ]



       (ii) If the Original Investment is greater than or equal to $12.5 million:

        [  11                   12,500,000                               ]
        [ ---  X  (.21  x   ----------------   )  x  Original Investment ]
        [  21              Original Investment                           ]
        [          --------------------------------------------------    ]  + 10
        [                   1 - (.21 x     12,500,000 )                  ]
        [                             --------------------               ]
        [                             Original Investment                ]



      (iii) If the Original Investment is greater than $25 million:

                [  11             .105  x  Original Investment   ]
                [ ---      x      -----------------------------  ]   + 10
                [  21                       .895                 ]



"Original Investment" shall have the meaning set forth in the Equity Purchase Agreement. The purchase price per share of Class B Common (the "Purchase Price") shall equal $69,437.50 divided by the number of shares purchased hereunder.

        (b) The closing of the purchase and sale of the Class B Common (the "Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on the date of the Company's first acquisition of another business, which acquisition is approved by the Investor, or at such other place or on such other date as may be mutually agreeable to the Company and the Executive. At the Closing, the Company shall deliver to the Executive stock certificates evidencing the Class B Common to be purchased by the Executive, registered in the Executive's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company in an amount not less than $34,718.75 and by delivery of a promissory note substantially in the form attached hereto as EXHIBIT A (the "Executive Note") in the amount of the balance of the Purchase Price owed in respect of the Class B Common purchased hereunder.

Executive's obligations under the Executive Note will be secured by a pledge of all of the shares of Executive Stock to the Company and in connection therewith Executive shall enter into a pledge agreement in the form of EXHIBIT B attached hereto.

        (c) Within 30 days after the purchase of Executive Stock by Executive from the Company, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder substantially in the form of EXHIBIT C attached hereto and will promptly notify the Company of such election.

        (d) Executive represents and warrants to the Company that:

        (i) The Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

       (ii) Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

      (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

       (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock and has had full access to such other information concerning the Company as he has requested.

        (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

        (e) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that:

        (i) Neither the issuance of any of the Executive Stock to Executive nor any provision hereof shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time for any reason.

       (ii) The Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company or any Subsidiary at any time prior to, upon or in connection with the repurchase of the Executive Stock upon the termination of Executive's employment with the Company or any Subsidiary or as otherwise provided hereunder.

        (f) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive covenants and agrees to enter into a Stockholders Agreement in the form of EXHIBIT C attached hereto.

     2.  VESTING OF EXECUTIVE STOCK.

        (a) FULLY VESTED SHARES. 36.36% of the shares of Executive Stock purchased hereunder (the "Fully Vested Shares") are vested on the date hereof.

        (b) PERFORMANCE VESTING SHARES.

           (i) Except as otherwise provided in Sections 2(b)(ii) and 2(b)(iii) below, 18.18% of the shares of Executive Stock purchased hereunder (the "Performance Vesting Shares") shall vest on the seventh anniversary of the date hereof, if as of such date Executive is still employed by the Company or any Subsidiary, provided that if at the end of any of the first five fiscal years of the Company following the Closing (however, if the end of the first fiscal year following the Closing occurs within six months of the Closing, the test described below shall be made at the end of the five consecutive fiscal years of the Company starting with the end of the second fiscal year following the Closing), both the Company's EBITDA and EBITDA Percentage equal or exceed 90% of the Company's's Projected EBITDA and Projected EBITDA Percentage, as determined in good faith by the Board, respectively, for such fiscal years, then 20% of the Performance Vesting Shares shall vest as of the end of each fiscal year in which such requirement is satisfied. In the event the Company does not satisfy the requirement for 20% of the Performance Vesting Shares to vest as of the end of any fiscal year, IF (i) the sum of the Company's EBITDA for the fiscal year in which such requirement is not met and the immediately succeeding fiscal year equals or exceeds 90% of the sum of the Company's Projected EBITDA for such two fiscal years, and (ii) the average of the Company's EBITDA Percentages for such two years equals or exceeds 90% of the average of the Company's Projected EBITDA Percentages for such two fiscal years, THEN 40% of the Performance Vesting Shares shall vest as of the end of the second of such two fiscal years.

               (ii) Except as set forth in Section 2(b)(iii) below, in the event Executive ceases to be employed by the Company for any reason, then any Performance Vesting Shares which have not become vested on or prior to such date shall not vest after such date.

              (iii) In the event the Company terminates Executive (other than for Cause or as a result of Executive's death or disability) prior to the fifth anniversary of the date of the Closing and the Additional Benefits Requirements (as defined below) are satisfied as determined in good faith by the Board, the Performance Vesting Shares shall continue to vest after Executive's termination in accordance with the provisions of
     Section 2(b)(i) as if Executive were still employed by the Company.

          The "Additional Benefits Requirements" are defined as:

               (x) the Company's EBITDA for the 12 months ending as of the month end immediately preceding the date of Executive's termination equals or exceeds 85% of the Projected EBITDA for such 12 month period, provided that if such 12 month period is not one complete fiscal year of the Company, then the Projected EBITDA for such period shall be deemed to be a proportionate blend of the Projected EBITDA for the then current fiscal year and the immediately preceding fiscal year taking into account the relative number of months elapsed in each such fiscal year which are part of such 12 month period; and

               (y) the Company's EBITDA Percentage as of the end of such 12 month period equals or exceeds 85% of the Projected EBITDA Percentage as of the end of such 12 month period, provided that if such 12 month period is not one complete fiscal year of the Company, then the Company's Projected EBITDA Percentage for such period shall be deemed to be a proportionate blend of the Projected EBITDA Percentages for the then current fiscal year and the immediately preceding fiscal year, taking into account the relative number of months elapsed in each such fiscal year which are part of such 12 month period.

See attached Appendix 1 for an example of such calculation.

          (c) TIME VESTING SHARES.

               (i) Except as otherwise provided in Section 2(c)(ii) below, 45.46% of the shares of Executive Stock purchased hereunder (the "Time Vesting Shares") will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any Subsidiary:

                                                       Cumulative
                                                   Percentage of Time
                Date                              Vesting Shares Vested
           --------------                         ---------------------
     At the Closing                                        20%
     1st Anniversary of Closing                            36%
     2nd Anniversary of Closing                            52%
     3rd Anniversary of Closing                            68%
     4th Anniversary of Closing                            84%
     5th Anniversary of Closing                           100%

              (ii) If Executive ceases to be employed by the Company or its Subsidiaries on any date prior to an anniversary date listed above, the cumulative percentage of Time Vesting Shares to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior anniversary date. Upon the occurrence of a Sale of the Company while Executive is still employed by the Company or its Subsidiaries, all Time Vesting Shares which have not yet become vested shall become vested at the time of such event. In the event the Company terminates Executive (other than for Cause or as a result of Executive's death or disability) prior to the fifth anniversary of the date of the Closing and the Additional Benefits Requirements are satisfied as of the date of Executive's termination, all Time Vesting Shares which have not become vested on such date. Any Time Vesting Shares which have not become vested as of the date that Executive ceases to be employed by the Company or its Subsidiaries shall not vest after such date.

          (d) Shares of Executive Stock which have become vested (including the Fully Vested Shares) are referred to herein as "Vested Shares," and all other shares of Executive Stock are referred to herein as "Unvested Shares."

          3.   REPURCHASE OPTION

          (a) Subject to Section 3(f) below, in the event Executive ceases to be employed by the Company or its Subsidiaries for any reason (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees) will be subject to repurchase by the Company and the Investor pursuant to the terms and conditions set forth in this Section 3 (the "Repurchase Option").

          (b) The purchase price for each Unvested Share will be the lesser of Executive's Original Cost or the Fair Market Value for such share, and the purchase price for each Vested Share will be the Fair Market Value for such share.

          (c) The Board may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 100 days after the Termination. The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock which the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares and Vested Shares to be repurchased hereunder will be allocated among Executive and the other holders of Executive Stock (if any) pro rata according to the number of shares of Executive Stock to be purchased from such person.

          (d) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Repurchase Option, the Investor shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investor setting forth the number of Available Shares and the purchase price for the Available Shares. The Investor may elect to purchase any or all of the Available Shares by giving written notice to the Company within thirty days after the Option Notice has been given by the Company. As soon as practicable, and in any event within ten days after the expiration of the thirty day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the

Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to the Investor setting forth the number of shares the Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The number of Unvested Shares and Vested Shares to be repurchased hereunder shall be allocated among the Company and the Investor pro rata according to the number of shares of Executive Stock to be purchased by each of them.

          (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than thirty days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investor will pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of a check, a wire transfer of funds and/or a note (payable in three equal annual installments commencing on the first anniversary of such closing) in form and substance determined by the board in good faith in the aggregate amount of the purchase price for such shares. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other debts owed by Executive to the Company. The Company and the Investor will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers' signatures be guaranteed.

          (f) Notwithstanding anything to the contrary set forth above, in the event the Company terminates Executive (other than for Cause or as a result of Executive's death or disability) prior to the fifth anniversary of the date of Closing and the Additional Benefits Requirements are satisfied, then (i) Executive will be entitled to retain all Performance Vesting Shares which are Unvested Shares until it is finally determined whether they will vest under the EBITDA and EBITDA Percentage tests described in Section 2(b) above (at which time, as such determinations are made, the Company and the Investor will be entitled to exercise the Repurchase Option in respect of such Shares of Executive Stock) and (ii) subject to Section 3(h) below, Executive shall be entitled to require the Company to purchase all Vested Shares as soon as practicable after such termination by delivery of written notice to the Company within 30 days following such termination and all Performance Vesting Shares which had not vested as of the date of such termination as soon as practicable after the date on which all such Performance Vesting Shares become Vested Shares by delivery of written notice to the Company within 30 days following such vesting. The Company will pay for the Executive Stock to be purchased pursuant to the Section 3(f) by delivery of a check, a wire transfer of funds and/or a note (payable in three equal annual installments without interest commencing on the first anniversary of the date of purchase by the Company) in form and substance determined by the Board in good faith. In addition, the Company, at its election, may pay the purchase price of any such shares by offsetting amounts outstanding under the Executive Note issued to the Company hereunder and any other debts owed by Executive to the Company.

          (g) The right of the Company and the Investor, and the requirement for the Company, to repurchase Vested Shares pursuant to this Section 3 shall terminate upon the first to occur of a Sale of the Company or a Qualified Public Offering.

          (h) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and any Subsidiary's debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled (or required) to make, the Company may (or shall) make such repurchases as soon as it is permitted to do so under such restrictions.

          (i) All shares of Executive Stock purchased by the Company pursuant to this Section 3 and pursuant to Section 4 shall remain available for reissuance to new executives as determined by the Board.

          4.  RESTRICTIONS ON TRANSFER.

          (a) TRANSFER OF EXECUTIVE STOCK.  Prior to the earlier to occur of
(x) the fifth anniversary of the date of the Closing or (y) 100 days following the Termination, Executive shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any shares of Executive Stock (a "Transfer"), except pursuant to (i) the provisions of Section 3 hereof, a Public Sale or a Sale of the Company ("Exempt Transfers") or (ii) the approval of the Company and the Investor and pursuant to the provisions of this Section 4; provided that in no event shall any Transfer of Executive Stock pursuant to this Section 4 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer (whether such Transfer occurs prior to or following the dates set forth in clauses (x) and (y) above), Executive will give written notice (the "Sale Notice") to the Company and the Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive will not consummate any Transfer until 90 days after the Sale Notice has been given to the Company and to the Investor, unless the parties to the Transfer have been finally determined pursuant to this Section 4 prior to the expiration of such 90-day period. The date of the first to occur of such events is referred to herein as the "Authorization Date". Notwithstanding the foregoing, in no event shall Executive be entitled to Transfer (A) any Unvested Shares of Executive Stock, other than to the Company or the Investor pursuant to Section 3 until, in the case of Time Vesting Shares which are Unvested Shares, 100 days following such Termination, and in the case of Performance Vesting Shares which are Unvested Shares, the later of 100 days following such Termination or, if the Additional Benefits Requirements are satisfied, 100 days following the date upon which it is finally determined whether such shares shall become Vested Shares or (B) any Shares of Executive Stock which the Company and/or the Investor have elected to purchase pursuant to Section 3, except to the Company or the Investor, as applicable.

          (b) FIRST REFUSAL RIGHTS. The Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive and the Investor within 60 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, the Investor may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 90 days after the Sale Notice has been given to the Investor. If neither the Company nor the Investor elects to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice, subject to the provisions of Section 4(d) below, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 60-day period will be subject to the provisions of this Section 4(b) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under the Executive Note or any other debts owed by Executive to the Company.

          (c) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this Section 4 will not apply with respect to (i) transfers of shares of Executive Stock pursuant to applicable laws of descent and distribution or
(ii) transfers of shares of Executive Stock among Executive's Family Group, other than transfers of the type described in the last sentence of Section 4(a) above; provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock will have agreed in writing to be bound by the provisions of this Agreement.

          (d) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of shares of Executive Stock set forth in this Section 4 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this
Section 4 (except in a transaction contemplated by Section 4(c)); provided that in any event such restrictions will terminate on the first to occur of a Sale of the Company or a Qualified Public Offering; and further provided that the restrictions contained in clause (A) of the last sentence of Section 4(a) above shall survive in perpetuity.

          5.  ADDITIONAL RESTRICTIONS ON TRANSFER.

          (a) LEGEND. The certificates representing the Executive Stock will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF ________ __, 1993, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND IN COMPLIANCE WITH STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SENIOR MANAGEMENT AGREEMENT BETWEEN THE ISSUER (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF DATED AS OF ________ __, 1993. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) OPINION OF COUNSEL. No holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

          6.  LIMITED PREEMPTIVE RIGHTS.

               (i) Except for the issuance of Common Stock (a) pursuant to the Equity Purchase Agreement, (b) pursuant to a public offering registered under the Securities Act, (c) to a Lender to the Company in connection with a debt facility, (d) in accordance with Section 5 of the Stockholders Agreement, (e) to new members of management of the Company and its Subsidiaries in accordance with Section 6 of the Stockholders Agreement or
(f) to employees of the

Company and/or its Subsidiaries pursuant to any plan approved by the Board, if the Company at any time after the Closing authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Executive Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Executive Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance. Each holder of Executive Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

               (ii) In order to exercise its purchase rights hereunder, a holder of Executive Stock must, within 30 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Executive Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

               (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Executive Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Executive Stock pursuant to the terms of this Section.

               (iv) Nothing contained in this Section 6 shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of Stock set forth in Section 3C of the Equity Purchase Agreement or in any other agreement to which the Company is presently bound.

          In the event that, in connection with its purchase of shares of Common Stock or securities containing options or rights to acquire shares of Common Stock ("Common Convertible Securities") as described in this
Section 6, the other purchasers are also purchasing other securities of the Company or any Subsidiary (collectively, the "Other Securities"), then the Executive shall purchase a ratio of Other Securities to the number of Shares of Common Stock or Common Convertible Securities in the same proportion as the other purchasers purchase in each of such securities.

          7. CO-SALE RIGHTS. In the event of a Change of Control effected by a transfer of shares of the Investor that includes the transfer of shares of Class B Common, at least 30 days prior to any such transfer (other than a Public Sale), the Investor shall deliver a written notice (the "Sale Notice") to the Company and the Executive, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the transfer. The Executive may elect to participate in the contemplated transfer of Class B Common by delivering written notice to the Investor within 30 days after delivery of the Sale Notice. If the Executive has elected to participate in such transfer, the Investor and the Executive shall be entitled to sell in the contemplated transfer, at the same price and on the same terms, a number of shares of Class B Common equal to the product of (i) the quotient determined by dividing the percentage of shares of Class B Common owned by such person by the aggregate percentage of shares of Class B Common owned by the Investor and the Executive and (ii) the number of shares of Class B Common to be sold in the contemplated transfer.

     FOR EXAMPLE, if the Sale Notice contemplated a sale of 100 shares of Class B Common by the Investor, and if the Investor at such time owns 90% of all shares of Class B Common and if the Executive elects to participate and owns 10% of all shares of Class B Common, the Investor would be entitled to sell 90 shares (90% + 100% X 100 shares) and the Executive would be entitled to sell 10 shares (10% + 100% X 100 shares).

The Investor shall use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Executive in any contemplated transfer, and the Investor shall not transfer any of its shares of Class B Common (if such transfer would result in a Change of Control) if the prospective transferee(s) decline(s) to allow the participation of the Executive.

          8. PIGGYBACK REGISTRATIONS.

            (a) Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Executive Stock (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Executive Stock of its intention to effect such a registration and will include in such registration all Fully Vested Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

            (b) The Registration Expenses of the holders of Executive Stock will be paid by the Company in all Piggyback Registrations.


            (c) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, other securities requested to be included in such registration which are not Executive Stock, and (iii) third, Fully Vested Shares, pro rata based upon the number of Fully Vested Shares held by each holder thereof.


            (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, other securities requested to be included in such registration which are not Executive Stock, and (iii) third, Fully Vested Shares, pro rata based upon the number of Fully Vested Shares held by each holder thereof.

            (e) If any Piggyback Registration is an underwritten offering, the underwriter's commissions and discounts shall be paid out of the proceeds from the sale of such securities, and shall not be paid by the Company with respect to the sale of such securities.

            (f) Each holder of Executive Stock agrees not to effect any public sale and/or distribution of any equity security of the company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after the effectiveness of any underwritten Piggyback Registration, except as part of such underwritten registration, unless otherwise authorized by the Company.

                      PROVISIONS RELATING TO EMPLOYMENT

          9. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date of the Closing and ending upon termination pursuant to

Section 11 hereof (the "Employment Period"). During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, including, without limitation, responsibility for all aspects of the daily operations of the Company and the identification, negotiation and integration of acquisitions, subject to the power of the Board to supervise, and to override actions of, the President and Chief Executive Officer.

          10. SALARY, BONUS AND BENEFITS. (a) During the Employment Period, the Company will pay Executive a base salary (the "Annual Base Salary") as the Board may designate from time to time, at the rate of not less than $241,500 per annum, subject to increases, but not decreases, as determined by the Board in its sole discretion. Following the end of each fiscal year, the Board may, in its sole discretion, award a bonus to Executive in an amount not to exceed 30% of Executive's Annual Base Salary for such year, as determined by the Board based upon the Company's achievement of budgetary and other objectives. Executive's Annual Base Salary for any partial year will be prorated based upon the number of days elapsed in such year.

            (b) On the date of the Closing, the Company shall pay Executive an amount equal to the product obtained by multiplying (i) a fraction, the numerator of which is the number of days from September 1, 1993 to the date of Closing and the denominator of which is 365, times (ii) $120,750, provided that such amount shall not exceed $60,375.

          11. TERMINATION.

            (a) The Employment Period will continue until Executive's resignation, disability (as reasonably determined by the Board) or death or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company.


            (b) Subject to Section 11(c) below, if Executive's employment with the Company is terminated by the Company without Cause, Executive shall be entitled to receive (i) if the Termination occurs prior to the second anniversary of the Closing, payments at the same rate as the Annual Base Salary for 18 months (or, at the Company's option, for a greater period of up to two years) following the date of Termination, payable in monthly installments, or (ii) if the Termination occurs after the second anniversary of the date of the Closing, payments at the rate of the Annual Base Salary for six months (or, at the Company's option, for a greater period of up to two years) following the date of Termination, payable in monthly installments. Amounts payable by the Company to Executive pursuant to this
Section 11(b) shall be
reduced by the amount of any payments received by Executive from other employment during the period in which payments are being made pursuant to this Section 11(b), and Executive hereby agrees that upon the termination of Executive, Executive shall use his best efforts to seek employment with similar responsibilities and similar compensation to the position with the Company contemplated by the terms of this Agreement. The Company may cease making payments to Executive pursuant to this Section 11(b) at any time after which Executive breaches any of the provisions of Section 12 or 13; provided that no such cessation shall relieve Executive of his obligations under
Section 12 or 13.

            (c) If Executive's employment with the Company is terminated by the Company for Cause or as a result of a voluntary termination by Executive, then Executive's right to receive the Annual Base Salary shall cease on the date of such termination and no severance payments shall be made.

            (d) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or the commission of any other act which is materially injurious to the Company or any Subsidiary involving dishonesty, disloyalty or fraud with respect to the Company or any Subsidiary, (ii) gross negligence or willful misconduct with respect to the Company or any Subsidiary which is materially injurious to the Company or any Subsidiary, (iii) substantial and repeated failure to perform duties commensurate with his position as reasonably directed in writing by the Board in good faith or (iv) any other material breach of this Agreement which is not cured within 21 days after written notice thereof to Executive.

          12. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company and its affiliates are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account or for the account of any third party any of such information, observations or data without the Board's written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall use his best efforts to prevent the unauthorized misuse, espionage, loss or theft of the aforementioned matters. Executive agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

           13.  NONCOMPETITION AND NONSOLICITATION

           (a) NONCOMPETITION. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and (i) if Executive's employment is terminated by the Company for Cause or as a result of voluntary termination by Executive, for two years thereafter, or (ii) if Executive's employment is terminated for any other reason, the period during which the Company is required or has elected (without giving effect to the last two sentences of Section 11(b)) to make payments to Executive pursuant to Section 11(b) (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist on the date of the termination of Executive's employment, within those limited states or metropolitan areas in which the Company is engaged in business (or in which the Company is in the process of attempting to engage in business) during the Employment Period or at the time of termination of Executive's employment.

           (b) NONSOLICITATION. During the Employment Period and for two years thereafter, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period, or
(iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

           (c) ENFORCEMENT. If, at the time of enforcement of Section 12 or 13 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

           (d) The parties hereto contemplate the acquisition of an ongoing business or businesses. Executive agrees to enter into a noncompetition and nonsolicitation agreement substantially in the form of this Section 13 upon the consummation of any such acquisition.

           14.  CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS.


           (a) DISCLOSURE AND USE. Executive acknowledges and agrees that Executive has been employed based upon personal and professional attributes attained through his experience and education and that his employment with the Company is not predicated on any implied or explicit understanding or inference that Executive shall disclose or use any proprietary or confidential information that Executive has acquired or been made privy to as a result of his prior employment or relationships. Executive acknowledges and affirms that he has been directed by the Company not to display or otherwise make available to the Company, directly or indirectly (including by undisclosed incorporation in his work product), any such proprietary or confidential information. Executive represents and warrants that: (i) he has not misappropriated, infringed or otherwise improperly disclosed or used any proprietary or confidential information (in whatever form or medium) that he has acquired or been made privy to as a result of his prior employment or relationships; (ii) no claim by any of Executive's former employers or any other third parties alleging misappropriation, infringement or improper disclosure of use of same has been made, is currently outstanding or is threatened, and there are no grounds therefor; and (iii) no injunction or judgment has been imposed on Executive that restricts him from disclosing or using same.


           (b) PRIOR AGREEMENTS.  Executive represents and warrants that:
(i) Executive has provided the Company with copies of any and all written agreements or other arrangements that restrict or limit his conduct or activities; (ii) Executive has no oral agreements or constraints with respect to his conduct or activities; and (iii) all such written and oral agreements, arrangements and constraints are listed on SCHEDULE 14(b) attached hereto and incorporated herein. Executive recognizes that the Company is not in a position to evaluate the scope or extent of his obligations and agreements and is not a party to such agreements.

His disclousure of such agreements in no way creates an imputation or assumption of such agreements to or by the Company.

           (c) PERFORMANCE OF EMPLOYMENT DUTIES. The Company has explained to Executive the scope and responsibilities of his employment, and Executive hereby represents and warrants that the performance of his employment duties shall not place him in breach or violation of any pre-existing fiduciary duty, covenant, agreement, restriction or limitation. Executive acknowledges and agrees that Executive has been directed by the Company not to engage in any conduct or activity that would cause him to violate any pre-existing fiduciary duty, covenant, agreement, restriction or limitation and that, if requested to engage in any activity or job function or to disclose any information that would result in any such violation, Executive shall report such request immediately and is relieved from any obligation to comply with such request.

           15. NO CONFLICTS. Executive represents and warrants that there is no other contract in existence, written or oral, between him and any third party that relates to the grant or assignment to others of any interest in intellectual property hereafter contributed to, or conceived or made by, him and that his performance of his duties to the Company will not place him in breach of any existing agreement.

                                GENERAL PROVISIONS

           16. CODE SECTION 280G. Notwithstanding any provision in this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by Executive either alone or together with other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company or any of its affiliates would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (or any successor section) and the regulations promulgated thereunder (the "Code") and/or any corresponding and applicable state law provision, such payments or benefits provided to Executive shall be reduced by reducing the amount of payments or benefits payable to Executive pursuant to Section 11 of this Agreement to the extent necessary so that no portion of such payments shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided, however, that such reduction shall only be made if, by reason of such reduction, Executive's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. For purposes of this Section 16, "net after tax benefit" shall mean the sum of (i) the total amount received or realized by Executive pursuant to this Agreement that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision plus (ii) all other payments or benefits which Executive receives or realizes or is then entitled to receive or realize from the Company and any of its affiliates that would constitute a "parachute payment" within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal or state income taxes payable with respect to the payments or benefits described in
(i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by Executive (based upon the rate in effect for such year as set forth in the Code at the time of the first receipt or realization of the foregoing), less
(iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

           17.  DEFINITIONS.

           "CHANGE OF CONTROL" means any sale, exchange, transfer or issuance, or series of related sales, exchanges, transfers or issuances of Stockholder Shares in a recapitalization or otherwise which results in any person or group of related persons who are not Stockholders owning shares entitling them to a majority of the ordinary voting power to elect directors of the Company.

           "COMMON STOCK" means the Class A Common and Class B Common.

           "EBITDA" for any fiscal period of the Company means the Company's consolidated earnings from continuing operations before interest, taxes, depreciation and amortization for such fiscal period, as determined in accordance with GAAP.

           "EBITDA PERCENTAGE" as of the end of any fiscal period of the Company means the quotient of (a) the Company's EBITDA for such period divided by (b) the sum of (1) the monthly average amount of equity invested in the Company during such period plus (2) the monthly average amount of Indebtedness of the Company during such period, all as determined in accordance with GAAP.

           "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

           "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder.

          "FAIR MARKET VALUE" of each share of Executive Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of the Common Stock determined in good faith by the Board. If the Executive does not agree with the fair market value determined by the Board, then Executive may request that such value be determined by an independent investment banking firm of national or regional reputation utilizing valuation techniques then commonly used for the valuation of such investment interests, which investment banking firm will be jointly selected by the Board and Executive in good faith, and expenses of which will be borne equally by the Company and Executive. If the Board and Executive cannot agree on an investment banking firm, the Board shall select one investment banking firm and Executive shall select a second investment banking firm, which firms shall jointly select a third investment banking firm (the "Third Firm"). The Third Firm shall then determine the Fair Market Value in accordance with the specifications set forth within this definition.

          "GAAP" means generally accepted accounting principles, as in effect from time to time.

          "INDEBTEDNESS" shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "ORIGINAL COST" of each share of Class B Common purchased hereunder will be equal to the price paid therefor as determined pursuant to Section 1(a) above (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "PROJECTED EBITDA" for any fiscal period of the Company shall mean the EBITDA of the Company for such fiscal period set forth on Appendix 2 attached hereto.

          "PROJECTED EBITDA PERCENTAGE" for any fiscal period of the Company shall mean the EBITDA Percentage of the Company for such fiscal period set forth on Appendix 2 attached hereto.

          "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $30 million.

          "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of a Piggyback Registration pursuant to Section 8, including registration and filing fees, fees and expenses of compliance with securities of blue sky laws, printing expenses, and fees and disbursements for Counsel for the Company (but not for Counsel for the Executive) and all independent public accountants, underwriters and other persons retained by the Company.

          "SALE OF THE COMPANY" means any transaction or series of related transaction pursuant to which any person or entity (other than the Investor) acquires (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          18. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

          IF TO THE COMPANY:

               American Medserve Corporation
               c/o Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               120 South La Salle Street
               Chicago, Illinois 60603
               Attention: CEO

          WITH A COPY TO:

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               120 South La Salle Street
               Chicago, Illinois 60603
               Attention:  Bryan C. Cressey
                          John F. Gregg

               AND

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention: Kevin R. Evanich, Esq.

          IF TO THE EXECUTIVE:

               Timothy L. Burfield
               c/o Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               120 South La Salle Street
               Chicago, Illinois 60603
               Attention:  Bryan C. Cressey
                          John F. Gregg

          IF TO THE INVESTOR:

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               120 South La Salle Street
               Chicago, Illinois 60603
               Attention:  Bryan C. Cressey
                          John F. Gregg

          WITH A COPY TO:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois 60601
               Attention: Kevin R. Evanich, Esq.


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          19.  MISCELLANEOUS

          (a) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

          (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investor and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

          (f) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (g) REMEDIES. Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (h) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the Investor.

          (i) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (j) TERMINATION. This Agreement (except for the provisions of Sections 9 and 10) shall survive the termination of Executive's employment with the Company and shall remain in full force and effect after such termination.

          (k) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                                *  *  *  *  *

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                       AMERICAN MEDSERVE CORPORATION


                                       By /s/ Timothy L. Burfield
                                         -------------------------------------
                                       Its   C.E.O.
                                          ------------------------------------

                                       /s/ Timothy L. Burfield
                                       ---------------------------------------
                                       Timothy L. Burfield


Agreed and Accepted:

GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P.

   By:  GTCR IV, L.P.
        Its General Partner

   By:  Golder, Thoma, Cressey, Rauner, Inc.
        Its General Partner

By             /s/ Bryan C. Cressey
   -----------------------------------------

Its            /s/ Principal
   -----------------------------------------

                                  APPENDIX 1

                   EXAMPLE OF ADDITIONAL BENEFITS REQUIREMENTS

          Assume that Executive was terminated without Cause, death or disability on the 100th day of a fiscal year and (i) actual EBITDA for the immediately preceding 12 months was $8 million, (ii) Projected EBITDA for the then current fiscal year was $10 million, (iii) Projected EBITDA for the immediately preceding fiscal year was $9 million, (iv) the actual EBITDA Percentage for the immediately preceding 12 months was 17%, (v) the Projected EBITDA Percentage for the then current fiscal year was 20% and (vi) the Projected EBITDA Percentage for the immediately preceding fiscal year was 18%. Since 100 days had elapsed in the current fiscal year, the 12 month period would include three months in the current fiscal year and nine months in the immediately preceding fiscal year. In that event (a) applicable Projected EBITDA would equal $9.25 million [i.e., (3 + 12 x $10 million) +
(9 + 12 x $9 million)] and (b) the applicable Projected EBITDA Percentage would equal 18.5% [i.e., (3 + 12 x 20) + (9 + 12 x 18)]. The Performance Vesting Shares would continue to vest, since (x) actual EBITDA was greater than 85% of applicable Projected EBITDA [i.e., $9.25 million x 85% = $7.86 million, which is less than actual EBITDA of $8 million] and (y) the actual EBITDA Percentage was greater than 85% of the applicable Projected EBITDA Percentage [18.5 x 85% = 15.725%, which is less than the actual EBITDA Percentage of 17%].


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                                  APPENDIX 2

             YEAR      PROJECTED EBITDA         PROJECTED EBITDA PERCENTAGE
            -----      ----------------         ---------------------------

             1994       $ 2,266,000                       7.87%
             1995       $ 5,368,000                      12.75%
             1996       $ 9,337,000                      16.95%
             1997       $13,976,000                      20.68%
             1998       $19,387,000                      24.43%